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                                                                   Exhibit 10.27


                              DEED OF UNDERTAKING


13 August, 2004


To:  AIG ASIAN OPPORTUNITY G.P. L.L.C.
     in its capacity as general partner for
     AIG ASIAN OPPORTUNITY FUND, L.P.
     and AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED (collectively "AIG")


RE: AGREEMENT RELATING TO THE SALE AND PURCHASE OF SHARES IN BETTER CHANCE INTERNATIONAL LIMITED AND ASIA PACIFIC LOGISTICS LIMITED DATED 30 JUNE, 2004 AND MADE BETWEEN (1) VALUE CHAIN INTERNATIONAL LIMITED (THE "VENDOR"),
     (2) NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED (THE "PURCHASER"), (3) BETTER CHANCE INTERNATIONAL LIMITED, AND (4) ASIA PACIFIC LOGISTICS LIMITED (THE "SALE AND PURCHASE AGREEMENT")

In consideration of the Purchaser agreeing to enter into the Sale and Purchase Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Madam Min Dong and Mr. Wang Shuang (together hereinafter referred to as the "Individuals") hereby jointly and severally agree and undertake with AIG to:

1.   immediately upon completion of the Sale and Purchase Agreement,

     (a) procure the Vendor, the entire issued share capital of which is owned by the Individuals, to distribute to them the cash received by the Vendor under the Sale and Purchase Agreement (the "Sale Proceeds"); and

     (b) exercise the entire portion of each of the Options granted to each of the Individuals under the employee share option scheme adopted by the Purchaser on 18 November, 2003 (the "Option Plan") that have already been vested and are exercisable on the date hereof (collectively the "Vested Options"), as referred to in the option certificates no. 001 and no. 002 issued by the Purchaser to Mr. Wang Shuang and Madam Min Dong on 18 November, 2003 (together referred to as the "Option Certificates" and copies of which are attached hereto for identification purposes), and to apply part of the Sale Proceeds towards payment for the exercise of the Vested Options; and

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2.   exercise every portion of each of the Options granted to each of the
     Individuals on 18 November, 2003 under the Option Plan and as referred to in the Option Certificates as soon as such portion of the Options becomes exercisable in accordance with the Vesting Schedule set out in the Option Certificates and to apply part of the Sale Proceeds towards payment for the exercise of such portion of the Options, such that, by 18 November 2006, the Individuals shall collectively have subscribed for 122,753 shares of the Purchaser pursuant to the exercise of the Option referred to in each of the Option Certificates; and

3. not transfer, assign or create any encumbrance over the Options referred to in the Option Certificates.

This Deed is governed by the laws of Hong Kong and the Individuals submit to the non-exclusive jurisdiction of the courts of Hong Kong.


AS WITNESS the parties hereto have executed this Deed on the day and year first above written.


SIGNED, SEALED and DELIVERED          )        /s/ Min Dong
by Min Dong                           )
in the presence of:                   )
/s/ Tommy Fork                                                [Seal]


SIGNED, SEALED and DELIVERED          )        /s/ Wang Shuang
by Wang Shuang                        )
in the presence of:                   )
/s/ Tommy Fork                                                [Seal]